UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

ARGAN, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-31756	13-1947195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 31, 2011, Argan, Inc. (“Argan”) issued a press release announcing that its wholly-owned subsidiary, Gemma Power Systems California, Inc., has received a full notice to proceed from CPV Sentinel for an approximately $250 million contract to design, build and perform other services in connection with an 800 megawatt, eight GE LMS100 unit simple cycle peaking power plant near Desert Hot Springs, CA. A copy of Argan’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Argan, Inc., Press Release, issued May 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: June 2, 2011	By: /s/ Arthur Trudel Arthur Trudel Senior Vice President and Chief Financial Officer

Exhibit 99.1

Argan, Inc.’s Wholly Owned Subsidiary Gemma Power Systems California. Inc.
Receives Full Notice to Proceed on the $250 Million Engineering, Procurement and
Construction Contract for the CPV Sentinel Peaking Power Project in Riverside County, California

The Contract to Build the 800 MW Project Commences Immediately

May 31, 2011 — Rockville, MD – Argan, Inc. (NYSE AMEX: AGX) announced that its wholly owned subsidiary, Gemma Power Systems California, Inc. (GPS), has received a full notice to proceed from CPV Sentinel for an approximately $250 million contract to design, build and perform other services in connection with the 800 MW, eight GE LMS100 unit simple cycle peaking power plant near Desert Hot Springs, CA. CPV Sentinel has entered into a long term agreement with Southern California Edison for the output of the facility. The project is estimated to be completed in the Summer of 2013.

Rainer Bosselmann, Chairman and Chief Executive Officer of Argan, stated, “We are excited to join a team of power industry leaders in constructing the CPV Sentinel power plant. We anticipate a highly successful partnership.”

About Argan, Inc.

Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary.  These energy plants include traditional gas as well as alternative energy including biodiesel, ethanol, and renewable energy sources such as wind power and solar.  Argan also owns Southern Maryland Cable, Inc.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to; (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	Arthur Trudel
301.315.0027	301.315.9467